Exhibit 99.1

E-DEBIT

GLOBAL CORPORATION

June 1, 2018

Via Registered Mail

Fred Sebastian

Duke Capital S.A.
6790 Route 8 Unit 3
Ludlow, NB E9C 2H6

AND

Fred Sebastian

Duke Capital S.A

703-2323 Hamilton St.
Regina, SK, S4P 3Y3

Attention: Fred Sebastian

Notice of Demand for Payment

Re: The Securities Act, 1988, S.S. 1988, C. 5-42.2
AND
IN THE MATTER OF
FRED LOUIS SEBASTIAN
("Respondent")

Attention: Mr. Fred Louis Sebastian

Further to our previous correspondence forwarded to you via registered mail related to the captionally noted and previously issued Demand for Payment related to Loan Agreement dated the 31" day of August 2012 and the Irrevocable Proxy related to E-Debit Global Corporation("E-Debit" or "Corporation") common shares held in your personal name, 101105607 Saskatchewan Ltd., and/or such other Corporations under your control, this letter is a "DEMAND FOR PAYMENT" for Loan Principal of $80,054.58 plus related associated accumulated interest.

Be advised this correspondence is the last Notice and Demand which the Corporation will be forwarding to you. if payment is not received within fourteen (14) days from the date of forwarding this DEMAND FOR PAYMENT via double registered mail the Corporation will be initiating such actions as set out within the Promissory Note of the 31" day of August 2012 to recover the Corporation's loan advances to you.

Be further advised, E-Debit is forwarding a copy of this DEMAND FOR PAYMENT to the Financial and Consumer Affairs Authority of Saskatchewan ("FCAA") and the US Financial Industry Regulatory Authority ("FINRA") due to the captionally noted FCAA decision and sanctions ordered by the Province of Saskatchewan and reciprocally ordered by the Ontario Securities Commission ("OSC"), the Manitoba Securities Commission and the New Brunswick Financial and Consumer Services Tribunal.

NOTICE AND DEMAND - Further action will be taken fourteen (14 days) days from the date of sending this DEMAND FOR PAYMENT by "double registered mail" of Canada Post. Please govern yourself accordingly.

/s/ Douglas N. Mac Donald

Douglas N. Mac Donald, President & CEO
E-Debit Global Corporation

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